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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)February 18, 1999

                    DYNAMICWEB ENTERPRISES, INC.
     (Exact name of registrant as specified in its charter)

        New Jersey                 0-10039          22-2267658
(State or other jurisdiction     (Commission       (IRS Employer
      of incorporation)          File Number)       Ident. No.)

271 Route 46 West, Building F, Suite 209,
     Fairfield, New Jersey 19610                   07004
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code 973-244-1000

                               N/A
 (Former name or former address, if changed since last report.)

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Item 5:  Other Events

     (a)  Private Placement.

          On February 16, 1999, the Company completed a private placement to the Shaar Fund, Ltd. of 500 shares of Series B 6% Convertible Preferred Stock, par value $0.001 per share (the "Preferred Stock") and 45,000 Common Stock Purchase Warrants (the "Common Stock Purchase Warrants").

          The total offering price was $500,000, and the Company received net proceeds of approximately $375,000. This private placement transaction did not involve an underwriter, although Trautman Kramer & Company Incorporated acted as placement agent and received a fee of $50,000 and 50,000 common stock purchase warrants exercisable at $7.00 as compensation in connection therewith.

          This transaction was deemed to be exempt from registration under the Securities Act of 1933, as amended, by virtue of Section 4(2) or Regulation D promulgated thereunder, including Rule 506 of Regulation D. The Shaar Fund, Ltd. is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. The purchaser represented its intention to acquire the securities for investment only and not with a view to the distribution thereof. Required disclosure was provided, or access to information in lieu of disclosure was present. Required legends are affixed to the securities issued in such transaction.

          The terms of exercise and conversion are as follows:
The Warrants have a term of five years and an exercise price of $8.94 per share. The Series B Preferred Stock has a conversion value of $1,000 per share. That conversion value is credited towards the purchase of shares of common stock at an agreed-upon purchase or conversion price. The applicable purchase or conversion price is a discount to the "market price" of the common stock at the time of conversion. For these purposes, the "market price" is the average of the lowest 7 days closing bid prices of the common stock for the 20 trading days immediately preceding the conversion.

          The applicable purchase or conversion prices are the lesser of $9.75 per share, or the following:

          (1) For preferred stock converted up to 180 days after purchase, 85% of the market price of DynamicWeb common stock.

          (2) For preferred stock converted after 180 days after purchase, 80% of the market price of DynamicWeb common stock.
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     The Shaar Fund may elect when to convert the Series B
Preferred Stock, except that all the remaining shares will be converted automatically on February 12, 2002.

     The Company intends to use the net proceeds for general purposes.

     The Company and the Shaar Fund also have agreed that the Shaar Fund will invest an additional $1,000,000 for 1000 additional shares of Series B Preferred Stock and 80,000 additional Common Stock Purchase Warrants, under the same terms and conditions as the original offering, subject to several conditions:

     - a registration statement for the common stock underlying the first Preferred Stock and Warrants has been declared effective by the Commission and remains effective for at least 30 days

     - the closing bid price of the Company's common stock during the first 30 days after effectiveness of that registration statement does not fall below $6.00

     - the average trading volume of the Company's common stock is at least 50,000 shares per day for the trading days in that period and

     - certain other terms and condition are also satisfied and fulfilled.

     There can be no assurances that all the necessary conditions to that second funding will be satisfied. If they are not, the Shaar Fund has an option, but not an obligation, to invest the additional $1,000,000. That option lasts for 90 days from the effective date of the registration statement.

Item 7.  Exhibits

     The following exhibits will be filed herewith (to be filed by amendment):

3.1       Amendment to the Certificate of Incorporation of
          DynamicWeb Enterprises, Inc. dated February 12, 1999,
          as filed with the State of New Jersey on February 17,
          1999

4.1       Form of Warrant for Series B 6% Preferred Stock

4.2 Securities Purchase Agreement dated February 12, 1999 between DynamicWeb Enterprises, Inc. and Shaar Fund Ltd.
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4.3       Registration Rights Agreement dated February 12, 1999
          between DynamicWeb Enterprises, Inc. and Shaar Fund
          Ltd.

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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              DYNAMICWEB ENTERPRISES, INC.

Dated:  February 18, 1999

                              By /s/ Steven L. Vanechanos, Jr.
                                   Steven L. Vanechanos, Jr.
                                   President

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